Exhibit 10.1

FORM OF TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of January 19, 2026, is entered into by and among GLAXOSMITHKLINE LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”), REDROSE ACQUISITION CO., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Purchaser”), and each of the individuals or entities set forth on Schedule A (each, a “Stockholder” and collectively, the “Stockholders”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below). Parent, Purchaser and each of the Stockholders are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares and Options (such record and beneficial ownership, to “Own”, be the “Owner” of or be “Owned” by), if any, in each case set forth opposite such Stockholder’s name on Schedule A (all such Shares and Options set forth on Schedule A next to the Stockholder’s name, together with any Shares or any other securities of the Company that are hereafter issued to or otherwise acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by any Stockholder prior to the valid termination of this Agreement in accordance with Section 5.02, including for the avoidance of doubt any Shares acquired by such Stockholder upon the exercise of Options after the date hereof, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and RAPT Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, but only if amended in accordance with the terms thereof and hereof, as applicable, the “Merger Agreement”), which provides, among other things, for Purchaser to commence a cash tender offer (the “Offer”) to acquire all the outstanding shares of Common Stock of the Company and, following the completion of the Offer, the merger of Purchaser with and into the Company, with the Company surviving the Merger as wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to Parent’s and Purchaser’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, each Stockholder, severally and not jointly, and solely in such Stockholder’s capacity as the holder of the Subject Shares, has agreed to execute and deliver this Agreement, pursuant to which each Stockholder, among other things, has agreed to tender all Shares beneficially owned by him or her to Purchaser in the Offer.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

Section 1.01 Agreement to Tender. Subject to the terms of this Agreement, each Stockholder hereby agrees to tender or cause to be tendered into the Offer all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances except for Permitted Stockholder Encumbrances (as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) business days (as defined in the Merger Agreement) after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or, in the case of any Shares acquired by such Stockholder subsequent to such tenth (10th) business day, promptly after the acquisition of such Shares and in any event prior to the End Date) or, if later, the date of delivery of the letter of transmittal with respect to the Offer, each Stockholder shall (a) deliver or cause to be delivered pursuant to the terms of the Offer (i) a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, (ii) a certificate (or affidavit of loss in lieu thereof) representing all such Subject Shares that are certificated, and (iii) all other documents or instruments that reasonably required to be delivered by stockholders of the Company pursuant to the terms of the Offer (it being understood that this sentence shall not apply to Options that are not exercised during the term of this Agreement) or (b) instruct such Stockholder’s broker or such other Person that is the holder of record of any Subject Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Stockholder to tender such Subject Shares pursuant to and in accordance with clause (a) of this Section. Each Stockholder agrees that, once the Subject Shares are tendered in accordance with the terms hereof, such Stockholder will not withdraw such Subject Shares from the Offer at any time, unless and until this Agreement shall have been validly terminated in accordance with Section 5.02. If (x) the Offer is terminated or withdrawn by Purchaser or (y) this Agreement is terminated in accordance with its terms, Purchaser shall promptly return, or cause to be returned, all Subject Shares tendered by each Stockholder in the Offer to such Stockholder. Stockholder acknowledges and agrees that Purchaser’s obligation to accept for payment Shares tendered into the Offer, including any Subject Shares tendered by Stockholder, is subject to the terms and conditions of the Merger Agreement.

Section 1.02 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is validly terminated in accordance with Section 5.02 (the “Support Period”), at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Offer, the Merger, the Merger Agreement or any Acquisition Proposal, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) against any Acquisition Proposal, (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that is intended (to the actual knowledge of Stockholder), or would reasonably be expected, to impede, interfere with, delay, adversely affect or prevent the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. Until its Subject Shares are accepted in the Offer, each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.02 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares, to Parent and Purchaser as to such Stockholder on a several basis, that:

Section 2.01 Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing (in the case of good standing, to the extent such jurisdiction recognizes such concept) under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby is within such Stockholder’s entity powers and has been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 2.02 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, or (d) violate any Law or Order applicable to such Stockholder or by which any of its Subject Shares are bound, except as would not, in the case of each of clauses (b), (c) and (d), reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.03 Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, except for (a) any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities law and (b) community property interests under applicable Law (collectively, “Permitted Stockholder Encumbrances”). The number of Subject Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Company beneficially owned or owned of record by such Stockholder as of the date hereof.

Section 2.04 Voting Power. Such Stockholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided pursuant to this Agreement.

Section 2.05 Reliance and Merger Agreement. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.06 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s properties or assets (including any Shares or Options beneficially owned by such Stockholder) that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

Section 2.07 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of each Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser represent and warrant, jointly and severally, to the Stockholders that:

Section 3.01 Organization and Qualification. Each of Parent and Purchaser is a limited liability company or corporation (respectively) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except in the case of (b) and (c), where any such failure would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

Section 3.02 Authority for this Agreement. Parent and Purchaser have the corporate power and authority to execute and deliver and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Purchaser of this Agreement has been duly authorized by all necessary action on the part of Parent and Purchaser and their respective boards of directors or managers (as applicable). This Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, and, assuming due authorization, execution and delivery by the Stockholder, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.03 Absence of Litigation. With respect to each of Parent and Purchaser, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of Parent, threatened against either of Parent or Purchaser or any of their properties or assets that could reasonably be expected to prevent or materially delay or impair the consummation by Parent and Purchaser of the transactions contemplated by this Agreement or otherwise materially impair Parent or Purchaser’s ability to perform its obligations hereunder.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Section 4.01 No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or under the Merger Agreement, during the Support Period, Stockholder shall not, directly or indirectly, (a) create or knowingly permit to exist any Encumbrance, other than Permitted Stockholder Encumbrances, on any of such Stockholder’s Subject Shares, (b) other than to a Permitted Transferee (as defined below) or by operation of law, transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take or permit any other action that would reasonably be expected to in any way restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder in any material respect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

Each Stockholder hereby authorizes the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. Notwithstanding the foregoing, (x) any Stockholder that is an individual may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (iii) by will or under the laws of intestacy upon the death of such Stockholder or (iv) to any charitable organization and (y) any Stockholder that is an entity may Transfer Subject Shares to any Affiliate of such Stockholder; provided that a transfer referred to in clauses (x) and (y) of this sentence shall be permitted and the transferee shall have executed and transferee shall be bound by all of the terms and provisions of this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the expiration of the Support Period. Each Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion.

Section 4.02 No Exercise of Appraisal Rights. Such Stockholder (a) knowingly, intentionally, voluntarily, unconditionally, and irrevocably forever waives and agrees not to exercise any appraisal rights or dissenters’ rights (“Appraisal Rights”), in respect of such Stockholder’s Subject Shares that may arise in connection with the Offer or the Merger; and (b) knowingly, voluntarily, intentionally, unconditionally, and irrevocably forever waives the right to receive notice, in accordance with Section 262 of the DGCL, of any right to seek Appraisal Rights for the Subject Shares in connection with the Merger; and (c) covenants and agrees not to commence, prosecute, assign, transfer, or cause to be commenced any Legal Proceeding to seek (or file any petition related to) any such Appraisal Rights in respect of the Subject Shares in connection with the Merger.

Section 4.03 Documentation and Information. Except as required by applicable Law (including without limitation the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), Stockholder (in its capacity as a stockholder of the Company) shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent), and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent. Such Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC, including, without limitation, Schedule 14D-9, and any press release or other disclosure document that Parent or Purchaser reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that Parent reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.04 Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

Section 4.05 Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions reasonably necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Purchaser or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the acceptance of the Offer or the Closing but excluding, if the Offer Acceptance Time occurs, an action with respect to such Stockholder’s right under the Merger Agreement to receive the Offer Price and the Merger Consideration for the Subject Shares) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder as a third party beneficiary under Section 8.7 of the Merger Agreement or, if applicable, as an Indemnified Person.

ARTICLE V

MISCELLANEOUS

Section 5.01 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission or (c) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that (i) in each case the notice or other communication is sent to the physical address or email address (a) if to Parent or Purchaser, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties) and (ii) in the case of an email transmission, no “bounce back” or similar message of non-delivery is received with respect thereto.

Section 5.02 Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date of any modification, waiver or amendment to the Offer or any provision of the Merger Agreement (including any exhibits or schedules thereto), without the prior written consent of such Stockholder, that (i) reduces the Offer Price, (ii) changes the form or terms, of the consideration payable to Stockholder pursuant to the Merger Agreement as in effect on the date hereof, (iii) amends or modifies or waives any terms or conditions of the Offer in any manner that has an adverse effect, or would be reasonably likely to have an adverse effect, on Stockholder (in its capacity as such) or (iv) extends or otherwise changes any time period for the performance obligations of Purchaser or Parent in a manner other than pursuant to and in accordance with the Merger Agreement, and (d) the expiration of the Offer without Purchaser having accepted for payment the Shares tendered in the Offer. Upon termination of this Agreement as to any Party, such Party shall not have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.02 shall relieve any Party from liability for any Willful Breach of this Agreement prior to termination hereof, and (y) the provisions of this Article V shall survive any valid termination of this Agreement in accordance with this Section 5.02.

Section 5.03 Amendments . Prior to the Offer Acceptance Time, this Agreement may be amended by an instrument in writing signed on behalf of each of the Parties.

Section 5.04 Waivers. At any time prior to the Effective Time, Parent or a Stockholder may, subject to applicable Legal Requirements, (a) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Party or (c) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions (it being understood that Parent and Purchaser shall be deemed a single Party for purposes of the foregoing). No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 5.05 Expenses. Except as otherwise specifically provided herein, each Party will bear its own expenses in connection with this Agreement and the transactions contemplated hereby, whether or not the Offer or the Merger is consummated.

Section 5.06 Assignment. This Agreement shall not be assigned by any Party (including by operation of Law, by merger or otherwise) without the prior written consent of the other Parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.01. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment without such consent shall be void.

Section 5.07 Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement and all disputes, actions or Legal Proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 5.06(c), in any action or Legal Proceeding arising out of or relating to this Agreement: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 5.06(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 5.01. The Parties agree that a final judgment in any such action or Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.06(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, and (ii) the right of specific performance is an integral part of the Agreement and without that right, none of the Stockholders, Parent or Purchaser would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.06(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 5.08 Descriptive Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 5.09 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each Party and its respective successor or assign, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 5.11 Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, including by facsimile, by email with .pdf attachments, or by other electronic signatures (including, DocuSign and AdobeSign), each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 5.12 Interpretation. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and the term “or” is not exclusive. used in this Agreement, unless otherwise indicated, the words “hereof,” “herein” and “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, unless otherwise indicated, the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”). When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” Except as otherwise specified, (i) references to any Law shall be deemed to refer to such Law as amended from time to time and to any rules or regulations promulgated thereunder, (ii) references to any Person include the successors and permitted assigns of that Person, and (iii) references from or through any date mean from and including or through and including, respectively. References to “$” and “dollars” are to the currency of the United States of America. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, the Parties agree that any rule of construction to the effect that ambiguities or questions of intent or interpretation are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

Section 5.13 Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 5.14 Representations and Warranties. The representations and warranties contained in this Agreement shall not survive the Effective Time or the valid termination of this Agreement in accordance with Section 5.02.

Section 5.15 Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Purchaser agree that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations of, or incurred by, the Company resulting from the Company’s breach of the Merger Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties are executing this Agreement as of the date first written above.

GLAXOSMITHKLINE LLC

By:
Name:
Title:

REDROSE ACQUISITION CO.

By:
Name:
Title:

Address:

[Signature Page to Tender and Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

Address:

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares	Options
[•]	[•]	[•]